Exhibit 10.24
EXECUTION COPY

______________________________________________________________________________
______________________________________________________________________________

CLEAN-UP CALL AGREEMENT
between
DITECH FINANCIAL LLC

and
CAPITAL ONE, NATIONAL ASSOCIATION

Dated as of October 10, 2017
______________________________________________________________________________
______________________________________________________________________________

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TABLE OF CONTENTS

Page

Page

1.	Definitions..................................................................................................................1

2.	Assumption and Release of Obligation to Exercise Clean-up Calls.................4

3.	Release of Inducement Fee...............................................................................5

4.	Reimbursement of Draws on the Letters of Credit...........................................5

5.	Transfers of Servicing.......................................................................................7

6.	Servicing Agreement........................................................................................9

7.	Servicing Advances..........................................................................................9

8.	Cooperation....................................................................................................10

9.	Reinstatement.................................................................................................10

10.	Third Party Sales.............................................................................................11

11.	Representations of Ditech...............................................................................11

12.	Representations of Capital One......................................................................13

13.	Covenants of Capital One..............................................................................14

14.	Covenants of Ditech.......................................................................................14

15.	Conditions to Effectiveness...........................................................................15

16.	Clean-up Calls and Payment of Fees.............................................................15

17.	Failure to Execute Agreement by Final Date.................................................15

18.	No Third-Party Beneficiaries.........................................................................15

19.	Amendments; Waivers....................................................................................16

20.	Notices............................................................................................................16

21.	Entire Agreement............................................................................................16

22.	Severability.....................................................................................................16

23.	Counterparts....................................................................................................16

24.	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial......................17

25.	Miscellaneous..................................................................................................17

26.	Confidentiality and Publicity..........................................................................18

27.	No Offset.........................................................................................................20

28.	No Consequential Damages............................................................................20

29.	Further Assurances..........................................................................................20

30.	Other Definitional Provisions..........................................................................20

Exhibit A    List of MBIA Securitizations and Related Pooling and Servicing Agreements
Exhibit B    List of Insurance and Reimbursement Agreements
Exhibit C    List of Other Securitizations
Exhibit D    List of Subservicing Transactions
Exhibit E    Sale Assistance

CLEAN-UP CALL AGREEMENT
This CLEAN-UP CALL AGREEMENT (this “Agreement”) is made as of October 10, 2017, by and between DITECH FINANCIAL LLC, as successor to GREEN TREE SERVICING LLC (“Ditech”), and CAPITAL ONE, NATIONAL ASSOCIATION, as successor in interest via merger with NORTH FORK BANK, as successor upon interest via merger with GREENPOINT BANK (“Capital One”).
RECITALS
WHEREAS, Ditech services certain manufactured housing contracts (the “Manufactured Housing Contracts”) in connection with the eight series of GreenPoint Manufactured Housing Contract Pass-Through Certificates set forth on Exhibit A hereto (the “MBIA Securitizations”), which were issued pursuant to those certain related Pooling and Servicing Agreements set forth on Exhibit A hereto (as amended, restated, supplemented or otherwise modified form time to time, the “Pooling and Servicing Agreements”); and
WHEREAS, Ditech, Capital One, MBIA Insurance Corporation (“MBIA”), GreenPoint Credit, LLC (“GreenPoint Credit”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor to JPMorgan Chase Bank, National Association, successor to Bank One, National Association and First National Bank of Chicago, are parties to those certain Master Insurance and Reimbursement Agreements and Insurance and Reimbursement Agreements set forth on Exhibit B hereto (as amended, restated, supplemented or otherwise modified form time to time, the “Insurance Agreements”), pursuant to which Ditech agreed to exercise its optional termination rights (each such optional termination, a “Clean-up Call”) in its capacity as Servicer (as defined therein) under each Pooling and Servicing Agreement on the earliest respective date on which the Servicer (as defined therein) is allowed to do so under such Pooling and Servicing Agreement (each such date, a “Clean-up Call Date”); and
WHEREAS, Ditech and Capital One are parties to that certain Assignment and Reimbursement Agreement, dated as of October 7, 2004 (as amended, restated, supplemented or otherwise modified form time to time, the “Assignment Agreement”), whereby Ditech agreed, among other items, to reimburse Capital One for a portion of the amounts drawn under the Letters of Credit (as defined below); and
WHEREAS, Ditech, Capital One, GreenPoint Credit, Walter and MBIA are parties to that certain Consent Agreement, dated as of October 7, 2004 (as amended, restated, supplemented or otherwise modified form time to time, the “Consent Agreement”); and
WHEREAS, the Insurance Agreements, the Assignment Agreement and the Consent Agreement (together with the Pooling and Servicing Agreements, the “Operative Agreements”) provide, among other things, that Ditech will exercise the Clean-up Calls on the Clean-up Call Dates and reimburse Capital One for certain draws on letters of credit issued by Capital One under the Pooling and Servicing Agreements or withdrawals from the Special Account (as defined below) (collectively, the “Letters of Credit”) that exceed certain thresholds set forth in the Operative Agreements; and

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WHEREAS, Ditech, among other things, desires to be irrevocably released from its obligation to exercise the Clean-up Calls on the Clean-up Call Dates and from certain related obligations, including its obligation to indemnify and hold harmless Capital One in the event that Capital One should exercise any of such Clean-Up Calls in its stead, and to modify the threshold set forth in the Operative Agreements beyond which Ditech is obligated to reimburse Capital One for draws on the Letters of Credit, as provided in this Agreement, and Capital One is willing to agree to the foregoing on the terms set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions, representations and warranties, and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which Ditech and Capital One conclusively acknowledge, the parties hereto hereby agree as follows:

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1.Definitions. In addition to definitions provided for other terms elsewhere in this Agreement and except as specifically indicated, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):
“Advance Cap” has the meaning specified in Section 7(b).
“Affiliate” With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Arbitrator” has the meaning specified in Section 5(d).
“Assignment Agreement” has the meaning specified in the Recitals.
“Business Day” means any day other than (a) a Saturday or Sunday and (b) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Capital One is authorized or obligated by law or executive order to be closed.
“Clean-up Call” has the meaning specified in the Recitals.
“Clean-up Call Date” has the meaning specified in the Recitals.
“Closing Date” means, subject to the provisions of Section 17, the time and date upon which the conditions to effectiveness set forth in Section 15 are satisfied.
“Consent Agreement” has the meaning specified in the Recitals.
“Consent Letter” means that certain Consent Agreement, dated as of October 10, 2017, by and between MBIA and Capital One.
“Determination Date” means, with respect to any Distribution Date, the third Business Day prior to the Distribution Date.
“Distribution Date” has the meaning defined in the Pooling and Servicing Agreements, as applicable.

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“Escrow Agent” means The Bank of New York Mellon, a New York banking corporation, in its capacity as escrow agent under the Escrow Agreement.
“Escrow Agreement” means that certain Escrow Agreement, dated as of September 13, 2017, by and among Ditech, Capital One and the Escrow Agent.
“Escrow Account” means the escrow account established and maintained at the Escrow Agent pursuant to and in accordance with the Escrow Agreement.
“Execution Notice” has the meaning specified in the Escrow Agreement.
“Expense Cap” means an amount equal to $200,000 in the aggregate.
“FEMA” means the Federal Emergency Management Agency or any successor agency thereto.
“Final Date” means 5 p.m (New York City time) on October 10, 2017.
“Independent Third Party” has the meaning specified in Section 5(d).
“Inducement Fee” means an amount equal to the “Escrow Amount” (as defined in the Escrow Agreement) placed by Ditech into the Escrow Account on September 13, 2017 in accordance with the Escrow Agreement.
“Insurance Agreements” has the meaning specified in the Recitals.
“Interim Servicing Agreement” has the meaning specified in Section 6.
“Letters of Credit” has the meaning specified in the Recitals.
“LOC Cap” has the meaning specified in Section 4(b).
“LOC Reimbursements” means, for each Distribution Date occurring after July 1, 2017 or for any Clean-up Call Date, reimbursements to Capital One for previous draws or withdrawals on any Letter of Credit related to any MBIA Securitization.
“Manufactured Housing Contracts” has the meaning specified in the Recitals.
“MBIA Consent Amendment” means that certain Second Amendment to Consent Agreement and Insurance Agreements, dated as of October 10, 2017, by and among Ditech, Capital One, GreenPoint Credit, Walter and MBIA.

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“MBIA Consent Fee” means the amount set forth in the Consent Letter and which Capital One shall pay, on or prior to the Closing Date, to MBIA pursuant to the Consent Letter in order for MBIA to release Ditech from its obligation to exercise the Clean-up Calls under the Consent Agreement, Insurance Agreements and any other related agreement.
“MBIA Securitizations” has the meaning specified in the Recitals.
“Natural Disaster” means any Major Disaster Declaration has been designated in an zip code for “individual assistance” by FEMA pursuant to its internal guidelines.
“Omnibus Amendment” means that certain Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006, by and among MBIA, GreenPoint Credit, as contract seller, Capital One, as successor in interest to North Fork Bank, as Class R Certificateholder and Letter of Credit Issuer, Ditech, as successor in interest to Green Tree Servicing LLC, as servicer, and the Trustee, as successor in interest to JPMorgan Chase Bank, National Association.
“Operative Agreements” has the meaning specified in the Recitals.
“Other Securitizations” has the meaning specified in Section 4(a).
“Outstanding Advances” has the meaning specified in Section 5(b).
“P&I Report” has the meaning specified in Section 5(b).
“Person” Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.
“Pooling and Servicing Agreements” has the meaning specified in the Recitals.
“Protective Advance Report” has the meaning specified in Section 5(b).
“Securitizations” has the meaning specified in Section 4(a).
“Special Account” means the Special Account as defined in Section 2.05(a) of the Omnibus Amendment.
“Subservicing Transactions” has the meaning specified in Section 4.

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2.    Assumption and Release of Obligation to Exercise Clean-up Calls.
(a)    Contemporaneously with the execution of this Agreement, Capital One, and Ditech shall execute and deliver that certain Second Amendment to Consent Agreement and Amendment to Insurance Agreements, dated as of October 10, 2017 (the “Second Amendment”), pursuant to which, upon execution by MBIA and the Trustee, Capital One, as the Class R Certificateholder, shall irrevocably assume the obligation to MBIA and, subject to Section 9 hereof, to Ditech, set forth under each related Insurance Agreement and the Consent Agreement to exercise the Clean-up Calls with respect to each of the MBIA Securitizations on the applicable Clean‑up Call Date. Except as set forth in Section 9(a), Capital One shall be obligated to Ditech to exercise the Clean-up Calls on each related Clean-up Call Date.
(b)    Except as set forth in Section 9(a), Capital One shall indemnify and hold harmless Ditech from any and all losses suffered by Ditech that arise directly as a result of or in connection with Capital One’s failure to take the actions required of Capital One pursuant to the related Pooling and Servicing Agreement to exercise any Clean-up Call with respect to such MBIA Securitization within sixty (60) days of the related Clean-up Call Date, including, but not limited to, reimbursement for any advances Ditech makes pursuant to the related Pooling and Servicing Agreement as a result of such failure by Capital One; provided, however, if Ditech incurs any losses due to Capital One’s failure to exercise any Clean-up Call on the related Clean-up Call Date that, in the aggregate with respect to all MBIA Securitizations for which Capital One has failed to exercise the related Clean-up Call on the related Clean-up Call Date, exceed $25,000, Capital One shall reimburse Ditech for any such costs and expenses that exceed $25,000; provided, further, that if Capital One fails to exercise any Clean-up Call within sixty (60) days of the related Clean-up Call Date, Capital One shall be solely responsible for all losses suffered by Ditech in connection therewith, subject to the last sentence of this Section 2(b). Notwithstanding the foregoing, if Capital One fulfills each of its obligations under the related Pooling and Servicing Agreement with respect to exercising any Clean-up Call on the related Clean-up Call Date but such Clean-up Call is not consummated, Capital One shall not be required to reimburse or indemnify Ditech for any losses it incurs due to the failure of the Clean-up Call to be consummated. For the avoidance of doubt, the reimbursement of any advances by Capital One to Ditech under this Section 2(b) shall not be counted towards the Advance Cap. Notwithstanding the foregoing, Capital One’s cumulative liability to Ditech for any and all claims (including indemnification claims) arising out of or relating to this Agreement shall not exceed $36,500,000.
(c)    Except as set forth in Section 9(a), in connection with Capital One’s assumption of the obligation to exercise the Clean-up Calls on the related Clean-up Call Dates,

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Ditech’s obligation to Capital One to exercise the Clean‑up Calls under any Operative Agreement is hereby terminated.
3.    Release of Inducement Fee. Upon the effectiveness of this Agreement pursuant to Section 15 and in accordance with Section 17 hereof, Ditech shall execute and deliver an Execution Notice to the Escrow Agent in accordance with the terms of the Escrow Agreement and thereby cause (upon the Escrow Agent’s receipt of an Execution Notice from Capital One) the release of the Inducement Fee to Capital One, whereupon any limited and contingent interest of Ditech therein shall be deemed terminated, and Ditech shall (and shall be deemed to) have disclaimed any and all interest therein, contingent or otherwise.
4.    Reimbursement of Draws on the Letters of Credit.
(a)    Upon the effectiveness of this Agreement pursuant to Section 15 and in accordance with Section 17, Ditech’s obligation to reimburse Capital One for draws on the Letters of Credit arising on or after the date of such effectiveness related to the MBIA Securitizations, the other manufactured housing securitizations set forth on Exhibit C hereto (the “Other Securitizations”) and the manufactured housing transactions set forth on Exhibit D hereto (the “Subservicing Transactions” and, together with the MBIA Securitizations and the Other Securitizations, the “Securitizations”) pursuant to Section 2(a) of the Assignment Agreement is hereby terminated (other than as explicitly set forth in Section 4(b)).
(b)    Upon the effectiveness of this Agreement pursuant to Section 15 and in accordance with Section 17 hereof, Ditech shall, with respect to the MBIA Securitizations, reimburse Capital One for the amount drawn on the related Letters of Credit in excess of $17,000,000 in the aggregate (as such amount is adjusted from time to time in accordance with Sections 4(c) and 5(e), the “LOC Cap”) during the period commencing on July 1, 2017 through and including the last Clean-up Call Date with respect to the MBIA Securitizations. Losses on any Manufactured Housing Contract occurring on or after the first day of the month in which the related Clean-up Call Date will occur will not be included as a loss in the calculation of the LOC Cap. For the avoidance of doubt, (i) upon the effectiveness of this Agreement pursuant to Section 15 and in accordance with Section 17 hereof, Ditech’s reimbursement obligations pursuant to Section 2(a) of the Assignment Agreement for draws arising on or after the date of effectiveness of this Agreement with respect to any Letters of Credit relating to the Other Securitizations and the Subservicing Transactions are hereby terminated and (ii) any other obligations of Ditech under the Assignment Agreement shall, except as specifically terminated herein, remain in full force and effect, in accordance with the terms thereof.

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(c)    Capital One and Ditech agree that any losses on any Manufactured Housing Contract resulting from the related manufactured home being destroyed or damaged by any Natural Disaster occurring on or after August 23, 2017 shall not be included in the calculation of amounts drawn on the Letters of Credit as compared to the LOC Cap so long as the related Manufactured Housing Contract was not one-hundred twenty (120) days or more delinquent on the date subsequent to August 23, 2017 that the related zip code was designated as a Natural Disaster.  Notwithstanding the foregoing, this provision shall not relieve Ditech from any liability it would otherwise incur as servicer under the terms of the related Pooling and Servicing Agreement, including any liability for failure to cause to be maintained any insurance (including fire and extended coverage insurance and flood insurance if applicable) in accordance with the terms of the related Pooling and Servicing Agreement, and any losses resulting from any such failure shall not be excluded from the calculation of amounts drawn on the Letters of Credit per the previous sentence. In addition, any LOC Reimbursements shall reduce the cumulative amount drawn on the related Letters of Credit as compared to the LOC Cap.
(d)    Ditech will provide Capital One with a separate report each month setting forth the monthly and cumulative amounts of losses resulting from any Natural Disaster, the monthly and cumulative amounts of LOC Reimbursements and the monthly and cumulative amount of losses that apply toward the LOC Cap.
(e)    For the avoidance of doubt, any amounts paid by Capital One in connection with the exercise of the Clean-up Calls shall not be considered a loss for purposes of the LOC Cap.
(f)    Ditech shall reimburse Capital One for draws on the Letters of Credit with respect to the MBIA Securitizations that exceed the LOC Cap on each Distribution Date for such draws that exceed the LOC Cap and which occurred prior to the related Determination Date.
(g)    Capital One and Ditech agree and acknowledge that Walter Investment Management Corp. has no current obligation to Capital One under any Operative Agreement, guarantee or any other agreement, related, in each case, to (i) the exercise of the Clean-up Calls or (ii) the Letters of Credit.
5.    Transfers of Servicing.
(a)    If requested by Capital One after the Closing Date, Ditech shall transfer the servicing rights and/or the servicing with respect to any or all of the Securitizations prior to the exercise of any related clean-up calls, to a third party servicer designated by Capital One; provided, however, that any such transfer shall, as a condition to the effectiveness thereof, be subject to the receipt of any necessary approvals or consents required to be obtained under the Operative

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Agreements or any other applicable agreements; provided, further, that Capital One shall be solely responsible for all costs incurred by Ditech in connection with this Section 5(a), subject to the Expense Cap. For the avoidance of doubt, the foregoing shall not be construed as limiting any rights that Capital One may already have with respect to any Securitization. After the date on which servicing is transferred pursuant to a request by Capital One under this Section 5(a), Ditech’s obligations under the terms of each applicable Pooling and Servicing Agreement to pay any auction agent fees, broker dealer fees or any other fees and expenses of a third party shall be terminated and Capital One or the successor servicer shall assume such obligations and be solely responsible for the payment of any and all such fees or expenses. In connection with any such transfer Ditech shall provide customary representations and indemnifications to Capital One or its designee regarding the servicing rights (if applicable) and the prior servicing by Ditech of the applicable manufactured housing contracts, including but not limited to those set forth on Exhibit E.
(b)    In connection with any such transfer of servicing with respect to the Securitizations prior to the exercise of the related Clean-up Call, Capital One or the successor servicer shall reimburse Ditech for (1) all outstanding advances made by Ditech in accordance with the terms of the applicable Pooling and Servicing Agreement and reimbursable to Ditech thereunder (collectively, the “Outstanding Advances”) and (2) any accrued and unpaid servicing fees with respect to the related Manufactured Housing Contracts owed to Ditech pursuant to the terms of the applicable Pooling and Servicing Agreement. Outstanding Advances consisting of principal and interest advances shall be set forth in a final remittance report (each, a “P&I Report”). Outstanding Advances consisting of protective advances shall be set forth in a separate report, along with customary documentation evidencing such Outstanding Advances (each, a “Protective Advance Report”). Capital One’s obligation to reimburse Ditech for Outstanding Advances shall be subject to Capital One’s receipt and approval, in its reasonable good faith discretion, of the related P&I Report and/or Protective Advance Report.
(c)    In connection with any such transfer of servicing prior to the exercise of the Clean-up Call, Capital One shall pay Ditech (1) the fair market value of the servicing rights, if such servicing rights relate to the MBIA Securitizations or the Other Securitizations, as determined on the date that such servicing rights are transferred and (2) subject to the Expense Cap, for any Securitization, the reasonable and customary out-of-pocket expenses incurred by Ditech in the transfer of the servicing rights to a third party. The amounts owed to Ditech (i) pursuant to Section 5(c)(1) hereof shall be paid by Capital One on the date that such servicing rights are transferred and (ii) pursuant to Section 5(c)(2) hereof shall be paid by Capital One within five (5) Business Days upon Capital One’s receipt from Ditech of a final invoice of such expenses.

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(d)    Ditech and Capital One shall negotiate the amounts to be paid to Ditech pursuant to the preceding Section 5(c)(1) prior to any such transfer of servicing. If Ditech and Capital One cannot come to terms on the appropriate fair market value of the servicing rights, they shall appoint, in their good faith and reasonable discretion, an industry-recognized independent third party (the “Independent Third Party”) to determine, in its sole discretion, the fair market value of the applicable servicing rights. Capital One and Ditech agree to appoint MountainView Financial Solutions as such Independent Third Party. If MountainView Financial Solutions is unable or unwilling to act as the Independent Third Party, then Ditech and Capital One shall appoint another person as Independent Third Party. If Capital One and Ditech cannot come to an agreement on such Independent Third Party or an Independent Thirty Party cannot otherwise be engaged for such purpose, they each shall appoint, in their good faith and reasonable discretion, an Independent Third Party, and the Independent Third Parties chosen by Capital One and Ditech shall promptly consult with one another and together shall select an Independent Third Party to serve as the arbitrator (the “Arbitrator”). The Arbitrator, in its sole discretion, shall then determine the fair market value of the applicable servicing rights.
(e)    If the servicing is to be transferred on less than all of the MBIA Securitizations prior to the related Clean-up Call Date for any such MBIA Securitization, then Capital One and Ditech will use commercially reasonable efforts to determine the projected draws on the Letter of Credit from the servicing transfer date to the anticipated Clean-up Call Date for the related MBIA Securitizations to be transferred (the “LOC Draws”).  The LOC Cap will be reduced by an amount equal to such projected LOC Draws on the date of the transfer of such servicing.  If Ditech and Capital One cannot come to terms on the projected amount of such LOC Draws, they shall appoint, in their good faith and reasonable discretion, an Independent Third Party to determine, in its sole discretion, the projected amount of the applicable LOC Draws. Capital One and Ditech agree to appoint MountainView Financial Solutions as such Independent Third Party. If MountainView Financial Solutions is unable or unwilling to determine the projected amount of the applicable LOC Draws, then Ditech and Capital One shall appoint another person to act as Independent Third Party. If Capital One and Ditech cannot come to an agreement on such Independent Third Party or an Independent Thirty Party cannot otherwise be engaged for such purpose, they each shall appoint, in their good faith and reasonable discretion, an Independent Third Party, and the Independent Third Parties chosen by Capital One and Ditech shall promptly consult with one another and together shall select an Arbitrator. The Arbitrator, in its sole discretion, shall then determine the projected amount of the applicable LOC Draws.
(f)    Ditech may sell the servicing rights (to the extent that it owns such servicing rights) and/or transfer the servicing with respect to any or all of the Securitizations to a third party at any time prior to the exercise of the related Clean‑up Calls for such Securitizations; provided,

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however, that as a condition to the effectiveness of such sale or transfer, Ditech shall obtain the prior written consent of Capital One, which shall be granted or withheld in Capital One’s sole discretion, and shall obtain all of the consents or approvals required by, and the proposed transaction shall meet any other conditions set forth in, any Operative Agreement or any other applicable agreement; provided, further, that Ditech shall be solely responsible for all costs incurred in connection with this Section 5(f) (including any costs and expenses of Capital One) and any such costs shall not be subject to the Expense Cap. Notwithstanding the foregoing, if Capital One fails to take the actions required of Capital One pursuant to the related Pooling and Servicing Agreement to exercise any Clean-up Call with respect to any MBIA Securitization within sixty (60) days of the related Clean-up Call Date, Ditech can sell and/or transfer the servicing rights with respect to such MBIA Securitization without the consent of Capital One, but subject to Ditech obtaining all of the other consents or approvals required by, and the proposed transaction meeting any other conditions set forth in, any Operative Agreement or any other applicable agreement .
6.    Servicing Agreement. Contemporaneously with the execution of this Agreement, Ditech and Capital One shall enter into a mutually agreeable subservicing agreement (the “Interim Servicing Agreement”) to provide for the servicing of the Manufactured Housing Contracts after the exercise of each Clean-up Call.
7.    Servicing Advances.
(a)    Subject to Section 7(b), Capital One or its designee shall reimburse Ditech, upon the exercise of the related Clean‑up Call, for any and all Outstanding Advances, which are outstanding at the applicable cut-off date for such Clean-up Call. Capital One’s obligation to reimburse Ditech for such Outstanding Advances shall be subject to Capital One’s receipt and approval, in its reasonable good faith discretion, of the related P&I Report and/or Protective Advance Report as described in Section 5(b).
(b)    Notwithstanding the foregoing or anything in the Pooling and Servicing Agreements or any related agreements, the maximum amount of Outstanding Advances that Ditech shall be reimbursed for by Capital One pursuant to the exercise of the Clean-up Calls shall not exceed $6,375,000 in the aggregate for all MBIA Securitizations (the “Advance Cap”). All amounts paid to Ditech on any Clean-up Call Date in respect of Outstanding Advances whether through the final distribution under the related Pooling and Servicing Agreement or the clean up call payment made CapOne shall be applied toward the Advance Cap. For the avoidance of doubt, the parties agree that (i) any amounts received by the Servicer with respect to a Manufactured Housing Contract related to an MBIA Securitization in the calendar month prior to the month in which the related Clean Up Call Date occurs may be used by the Servicer to reimburse itself for any related Outstanding Advances in accordance with the related Pooling and Servicing Agreement (and for the avoidance

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of doubt such amounts shall not count against the Advance Cap), (ii) the Servicer may reimburse itself for any Outstanding Advances related to Manufactured Housing Contracts that are liquidated in the calendar month prior to the month in which the related Clean Up Call Date occurs solely out of collections received in such prior calendar month, in accordance with the related Pooling and Servicing Agreement (and for the avoidance of doubt such amounts shall not count against the Advance Cap), (iii) the Servicer shall not otherwise use any amounts received pursuant to the exercise of a Clean Up Call or any other amounts available in connection with the termination of the related trust on the Clean Up Call Date to reimburse itself for any Outstanding Advances, but rather will invoice Capital One for all  Outstanding Advances as of the first day of the calendar month in which such Clean Up Call Date occurs (which have not otherwise been reimbursed prior to such  Clean Up Call Date) for reimbursement in accordance with this Section 7 and (iv) any Outstanding Advances with respect to the Manufactured Housing Contracts related to an MBIA Securitization made on or after the first day of the calendar month in which the related Clean Up Call Date occurs shall not be reimbursed pursuant to this Section 7 and the Servicer shall not reimburse itself for any Outstanding Advances using amounts collected after the first day of the calendar month in which the related Clean Up Call Date occurs.
8.    Cooperation
(a)    Subject to the Expense Cap, Capital One shall reimburse Ditech for the reasonable and documented out-of-pocket due diligence costs that Ditech has incurred in connection with the transactions contemplated by this Agreement. Capital One shall pay such reimbursement to Ditech within five (5) Business Days upon Capital One’s receipt from Ditech of a final invoice of such costs.
(b)    Ditech and any agents thereof shall cooperate with Capital One and its agents to the best of their abilities to provide any assistance that is requested by Capital One that is reasonable in order to consummate the transactions contemplated by this Agreement. Subject to the Expense Cap, Capital One shall reimburse Ditech for any reasonable out-of-pocket costs and expenses Ditech incurs in connection with any such assistance.
(c)    Ditech shall also provide Capital One or any back-up or successor servicer designated by Capital One with any reasonable requested assistance requested by Capital One related to the transfer or potential transfer or sale of the manufactured housing contracts related to the Securitizations or the servicing rights and/or servicing with respect thereto. Such assistance shall include, among other things, providing the monthly servicing data tapes in a form similar to the data tapes that have been provided to Capital One with respect to the Securitizations. In addition to any other fees and expenses payable by Capital One in connection with a servicing transfer as set forth herein, Capital One shall reimburse Ditech for any reasonable out-of-pocket costs and

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expenses Ditech incurs in connection with providing any assistance to Capital One or a successor servicer as provided in this Section 8(c).
(d)    Capital One shall be solely responsible for any fees and expenses of any back-up servicer engaged by Capital One.
9.    Reinstatement.
(a)    Notwithstanding anything else herein to the contrary, if Ditech becomes a debtor in a bankruptcy proceeding or otherwise becomes subject to any other type of receivership or insolvency proceeding, and as a result thereof, the Inducement Payment is subsequently avoided or otherwise required to be returned to Ditech or Ditech’s estate due to its classification as a preference under 11 U.S.C. § 547, a fraudulent transfer under 11 U.S.C. § 548 or under any other theory of recovery, Ditech’s liability to Capital One for the failure to exercise any Clean-up Call shall be deemed to have continued in existence as if the release of Ditech’s and Walter’s respective obligations contemplated by this Agreement or the Second Agreement had never occurred, Ditech’s obligations under Section 2(a) of the Assignment Agreement shall be reinstated and Capital One’s obligations pursuant to Section 2(b) shall be terminated. Without limiting the generality of the foregoing, Capital One shall be entitled to assert the full amount of any claims and any and all of its rights, powers and remedies in any bankruptcy, insolvency or other proceeding of Ditech with respect to any such amount of the Inducement Payment that is recovered by or for Ditech or Ditech’s estate; provided, however, that any such claims shall be subject to any and all defenses available to Ditech and Walter that are unrelated to the enforceability of the reinstatement set forth in this Section 9.
(b)    Notwithstanding the foregoing, Capital One’s obligation to MBIA to exercise the Clean-up Calls on the respective Clean-up Call Dates for any of the MBIA Securitizations shall not be effected by any reinstatement pursuant to Section 9(a).
10.    Third Party Sales. If Capital One desires to sell any Manufactured Housing Contracts it acquires in connection with any Clean-up Call with respect to the MBIA Securitizations in a competitive bidding process, Capital One shall use commercially reasonable efforts to permit Centerbridge Partners, L.P. to review and bid on any such Manufactured Housing Contracts in accordance with the bidding process specified by Capital One for such sale; provided, however, that Capital One shall have no obligation to sell any such Manufactured Housing Contracts to Centerbridge Partners, L.P., even if it is the highest bidder.
11.    Representations of Ditech.
Ditech hereby represents and warrants to Capital One that, as to itself as of the Closing Date:

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(a)    Due Organization and Authority. It is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and it is licensed, qualified and in good standing in the states where the applicable Manufactured Housing Contracts are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by it, including all required servicing licenses. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.
(b)    No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.
(c)    No Conflicts. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of its limited liability company agreement or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.
(d)    Litigation. As of the Closing Date, there is no litigation, proceeding or governmental investigation existing or pending or to its knowledge threatened, or any order, injunction, decree or settlement agreement outstanding against or relating to it which may draw into question the validity of this Agreement or which may impair the ability of it to perform its obligations under this Agreement.
(e)    Compliance with Laws. As of the Closing Date, it has not violated and will not violate any applicable law, regulation, ordinance, order, injunction, decree or settlement agreement, or any other requirement of any governmental body or court, which may materially affect this Agreement, its obligations hereunder or any of the applicable Manufactured Housing Contracts.

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(f)    Arm’s Length Transaction. Ditech is a sophisticated counterparty and its offer and decision to enter into this Agreement is based upon its own independent expert evaluations of materials deemed relevant by Ditech and its agents together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any mortgagors, guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as Ditech deemed necessary, proper or appropriate in order to make a complete informed decision with respect to this transaction. Ditech has not relied in entering into this Agreement upon any oral or written information from Capital One, or any of its employees, affiliates, agents, legal counsel or other representatives. Accordingly, this Agreement, the other agreements referenced herein, and the transactions contemplated hereby and thereby, including, without limitation, Capital One’s rights in and to (and interest in) the Inducement Fee, are the product of good faith negotiations and constitute arm’s-length transactions, and Ditech’s obligations and transfers incurred and made in connection therewith, including, without limitation, as to the Inducement Fee, will be made in return for reasonably equivalent value, fair consideration, and fair value within the meaning of any applicable federal (including the Bankruptcy Code) or state fraudulent transfer or similar avoidance statute or other law.
(g)    No Defaults. Except as disclosed in writing by Ditech and acknowledged by Capital One, it is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on its ability to perform under this Agreement, nor has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture that would have a material adverse effect on its ability to perform its obligations under this Agreement.
(h)    Servicing. The Servicer has serviced the manufactured housing contracts and other assets subject to each Securitization in compliance with the terms of the related agreements and all applicable laws, rules and regulations.
(i)    Information Delivery. The information delivered in writing by Ditech to Capital One with respect to outstanding advances and the servicing fields on the servicer data tape, in each case with respect to the Manufactured Housing Contracts, are true and correct in all material respects. For the avoidance of doubt, the parties acknowledge and agree that Ditech is making no representations or warranties with respect to the origination fields on the servicer data tape or otherwise or the contents of the collateral files with respect to the Manufactured Housing Contracts.
12.    Representations of Capital One. Capital One hereby represents and warrants to Ditech that, as to itself as of the Closing Date:

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(a)    Due Organization and Authority. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and it is licensed, qualified and in good standing in the states where the applicable Manufactured Housing Contracts are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by it, including, if applicable, all required servicing licenses. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.
(b)    No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.
(c)    No Conflicts. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of its operating agreement or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.
(d)    Litigation. As of the Closing Date, there is no litigation, proceeding or governmental investigation existing or pending or to its knowledge threatened, or any order, injunction, decree or settlement agreement outstanding against or relating to it which may draw into question the validity of this Agreement or which may impair the ability of it to perform its obligations under this Agreement.
(e)    Compliance with Laws. As of the Closing Date, it has not violated and will not violate any applicable law, regulation, ordinance, order, injunction, decree or settlement agreement, or any other requirement of any governmental body or court, which may materially affect this Agreement, its obligations hereunder or any of the applicable Manufactured Housing Contracts.

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(f)    Diligence; No Reliance. Capital One is a sophisticated investor and Capital One’s offer and decision to enter into this Agreement is based upon its own independent expert evaluations of its due diligence and other materials deemed relevant by Capital One and its agents together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any mortgagors, guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as Capital One deemed necessary, proper or appropriate in order to make a complete informed decision with respect to this transaction. Capital One acknowledges that it has had the opportunity to conduct appropriate due diligence with respect to this transaction.
(g)    No Defaults. It is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on its ability to perform under this Agreement, nor has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture that would have a material adverse effect on its ability to perform its obligations under this Agreement.
13.    Covenants of Capital One. Capital One hereby covenants and agrees with Ditech that, notwithstanding anything else to the contrary, that its obligation under the Second Amendment (A) to exercise the Clean-up Call under the Pooling and Servicing Agreements, in both its capacity as an assignee of the servicer and as the Class R certificateholder, may not be sold, conveyed, assigned or transferred to any party without the prior written consent of Ditech (provided that the foregoing shall not be construed to limit Capital One’s ability to designate another party to purchase or otherwise take title to any assets upon the consummation of the Clean-up Call).
14.    Covenants of Ditech.
(a)    Notices. On and after the Closing Date, Ditech covenants and agrees to deliver to Capital One the monthly reports and the notices that the pool scheduled principal balance is less than 10% of the related cut-off date principal balance with respect to each MBIA Securitization at the same time the foregoing are provided to the related trustee.
(b)    Clean-up Calls. On and after the Closing Date, Ditech hereby irrevocably waives its right to, as servicer, and covenants and agrees not to, exercise its optional termination rights under Section 10.01(a)(ii) of each Pooling and Servicing Agreement or any other Operative Agreement (except to the extent previously assigned to Capital One (as successor to GreenPoint Bank).

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(c)    MBIA Expenses. Ditech hereby covenants and agrees that, promptly upon request from Capital One, it shall reimburse Capital One for up to $10,000 of MBIA’s legal fees that Capital One has reimbursed MBIA for pursuant to the Consent Letter.
15.    Conditions to Effectiveness. Notwithstanding anything herein to the contrary, this Agreement shall not become effective unless and until:
(a)    The MBIA Consent Amendment shall have been executed and delivered by all the parties thereto.
(b)    The Consent Letter shall have been executed and delivered by all the parties thereto.
(c)    The Interim Servicing Agreement shall have been executed and delivered by Ditech and Capital One.
16.    Clean-up Calls and Payment of Fees. On and after the Closing Date, (a) Capital One shall be solely responsible for preparing any notices, opinions, plans of liquidation or other documents required by the Pooling and Servicing Agreements in connection with the exercise of each Clean-up Call; and (b) all fees and expenses related to the exercise of any Clean-up Call shall be borne solely by Capital One (and any such fees and expenses shall not be subject to the Expense Cap); provided, however, that the foregoing shall not relieve Ditech from obligations to deliver any notices under the Pooling and Servicing Agreements that are required, pursuant to the terms of such Pooling and Servicing Agreements, to be performed solely by the servicer in connection with a Clean-Up Call.
For the avoidance of doubt, the parties acknowledge and agree that, pursuant to the Pooling and Servicing Agreements, (i) all of the assets of each trust fund, including any liquidated contracts and related deficiencies (other than assets that will be converted to cash prior to the final Distribution Date), will be sold to Capital One or its designee pursuant to the Clean-up Call and (ii) Ditech will not own any servicing rights with respect to any Manufactured Housing Contracts or other assets purchased in connection with the exercise of the Clean-up Call.

Ditech shall provide customary representations and indemnifications to Capital One or its designee with respect to the transferred servicing rights and prior servicing of the related manufactured housing contracts in connection with each Clean-up Call of the MBIA Securitizations, including but not limited to those set forth on Exhibit E.

17.    Failure to Execute Agreement by Final Date. If the conditions to effectiveness set forth in Section 15 hereof have not been satisfied on or prior to the Final Date, this Agreement

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shall terminate and shall not become effective or binding upon the parties hereto, and the funds in the Escrow Account shall be released to Ditech.
18.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.
19.    Amendments; Waivers. No amendment to or waiver of any provision of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto. Any of the terms and conditions of this Agreement may be waived in writing at any time by the party entitled to the benefits thereof.
20.    Notices. All notices, consents, approvals or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express mail, electronic mail or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied (but only if receipt thereof is acknowledged or if a confirming copy is delivered or sent within one (1) Business Day thereafter by any other means of delivery permitted by this Section 20), or if mailed, three (3) Business Days after mailing (one (1) Business Day in the case of express mail or reputable overnight courier service), as follows:
if to Capital One:
Capital One, National Association
1680 Capital One Drive
McLean, VA 22102
Attention: Charles Fendig
Facsimile: 703-720-2313
if to Ditech:
Ditech Financial LLC
1100 Virginia Drive, Suite 100A
Fort Washington, Pennsylvania 19034
Attention: General Counsel

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or to such other address as shall be furnished in writing by such party; provided, that any notice from a party changing any of the addresses set forth above shall be effective and deemed given only upon its receipt by the other party.
21.    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous oral statements and other writings with respect thereto.
22.    Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
23.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com, or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.
24.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof, except for Section 5-1401 of the General Obligations Law of the State of New York.
(b)    Each party irrevocably and unconditionally submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement.
(c)    EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS

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RESPECTIVE ADDRESS SPECIFIED HEREIN. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 26 SHALL AFFECT THE RIGHT OF EITHER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(d)    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
25.    Miscellaneous.
(a)    Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
(b)    The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.
(c)    The parties agree that this Agreement does not create any rights or benefits to any third party including, but not limited to, the certificate holders or trustee under any MBIA Securitization.
26.    Confidentiality and Publicity.
(a)    General. Each of Ditech and Capital One (each being each referred to as a “Recipient Party”) will, and will to cause its Affiliates, directors, officers, employees, agents and advisors (collectively, “Representatives”) to hold, in strict confidence from any Person (other than any such Representatives as provided hereunder), all Confidential Information of the other (the “Protected Party”) furnished to it by the Protected Party or such Protected Party’s Representatives, or to which such Recipient Party otherwise has obtained access, in connection with this Agreement or the transactions contemplated hereby. A Recipient Party may disclose Confidential Information of the Protected Party to only those Representatives of the Recipient Party who have a legitimate reason to know such information for purposes of performing this Agreement and prospective purchasers or successor servicers or back-up servicers of the manufactured housing contracts or related assets

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or the servicing rights or servicing thereof, and who have agreed in writing, prior to receipt of such information, to hold such Confidential Information in strict confidence in accordance with the terms of this Section 26. In any event, the Recipient Party shall be responsible for any disclosure of the Confidential Information of the Protected Party by its Representatives in violation of the terms of this Section 26.

(b)    Confidential Information. For purposes of this Agreement, a Protected Party’s “Confidential Information” or “Confidential Information” of a Protected Party means (in whatever medium), as to that Protected Party, all trade secrets and other confidential and/or proprietary information of such Protected Party or any of its Affiliates, including information derived from reports, transaction data, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, confidential filings with any state or federal agency; nonpublic personal information (as that term is defined by GLBA) of a Protected Party’s or its Affiliate’s customers and consumers; and all other confidential concepts, methods of doing business, ideas, materials or information prepared by such Protected Party or any of its Affiliates or for or on behalf of such Protected Party or any of its Affiliates by its or their Representatives. Notwithstanding the foregoing, documents or information of a Protected Party (other than as required by applicable law) shall not be considered “Confidential Information” of that Protected Party if such documents or information (a) can be shown to have been previously known by the Recipient Party, (b) can be shown to be or have been in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such Recipient Party or any of its Representatives, or (c) can be shown to have been lawfully acquired by the Recipient Party or any of its Representatives from another source if the Recipient Party does not have actual knowledge that such source is under an obligation to another Person to keep such documents and information confidential.

(c)    Degree of Care; Protective Order. Each Recipient Party shall (and shall cause its respective Representatives to) use at least the same degree of care to safeguard and to prevent the disclosure, publication or dissemination of the Protected Party’s Confidential Information as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature, but in no case less than reasonable care or as required by applicable law, including the GLBA. In the event that a Recipient Party is requested or required by applicable law or legal process (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information of the Protected Party, such Recipient Party shall (x) provide the Protected Party with prompt written notice so that such Protected Party may seek a protective order or other appropriate remedy or waive

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compliance with the provisions of this Section 26 and (y) cooperate with such Protected Party (at the Protected Party’s expense) in any effort such Protected Party undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained or such Protected Party waives compliance with the provisions of this Section 26, or the Recipient Party reasonably believes disclosure of any such Confidential Information of the Protected Party is required to prosecute or defend a proceeding involving both the Recipient Party and Protected Party, such Recipient Party may disclose to the Person compelling disclosure, or to the applicable Persons involved in the Proceeding, only that portion of such Confidential Information that such Recipient Party is advised by counsel is legally required to be disclosed and shall use commercially reasonable efforts to obtain reliable assurance, to the extent available, that confidential treatment is accorded such Confidential Information so disclosed.

(d)    Return or Destruction of Confidential Information. Upon the request of the Protected Party, the Recipient Party shall return to the Protected Party all Confidential Information of the Protected Party in its possession or under its control and, at the election of the Recipient Party, return to, or destroy and certify such destruction to the Protected Party, all analyses, notes, compilations, studies or other documents prepared by the Recipient Party containing any of the Protected Party’s Confidential Information, except to the extent the Recipient Party is legally required to retain such Confidential Information.
Security.

(e)    Injunctive Relief. Each of the parties acknowledges that the other party would be irreparably injured and damages at law would not be adequate compensation for such injury if any of the provisions of Section 26(a) – (d) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the party seeking to enforce such provisions against the breaching party shall be entitled to seek and obtain injunctive relief, without posting bond or proving damages, and in addition to all other remedies, and the breaching party shall not oppose the entry of an appropriate order restraining any such breach of its obligations under such provisions, compelling performance by such party of its obligations under such provisions, or restraining such party from any further breaches (or attempted or threatened breaches) of its obligations under such provisions.
(f)    Public Filing. Notwithstanding the foregoing, the parties acknowledge and agree that this Agreement will be filed publicly with the Securities and Exchange Commission by Ditech. Ditech shall provide Capital One with prior written notice as to the form, timing and contents of such public filing.

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27.    No Offset. Neither Ditech nor Capital One shall have any right to offset against any amount payable hereunder or under any other agreement to the other party, or otherwise reduce any amount payable hereunder as a result of, any amount owing by the other party or any of its affiliates to such party or any of its affiliates.
28.    No Consequential Damages. All claims of liability between the parties shall, regardless of the form or cause of action, be limited to direct damages and in no event shall either party be liable to the other party or to any third party for any indirect, incidental, special, consequential (including, without limitation, damages attributed to lost profits, loss of goodwill, or business interruption) punitive and exemplary damages, even if the other party has been advised of the possibility of such damages.
29.    Further Assurances. Each party hereby covenants and agrees that, on and after the Closing Date, it shall deliver in a reasonable timeframe such reasonable and appropriate additional documents, instruments or agreements and take such reasonable actions as may be necessary or appropriate to effectuate the purposes of this Agreement.
30.    Other Definitional Provisions. Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References to “dollars” or “$” shall mean United States dollars.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives or executives as of the day and year first above written.

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DITECH FINANCIAL LLC
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP and Treasurer

Signature Page to Clean-up Call Agreement (Project Jepsen)
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CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ R. Scott Blackbey
Name: R. Scott Blackbey
Title: CFO

Signature Page to Clean-up Call Agreement (Project Jepsen)
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EXHIBIT A
List of MBIA Securitizations and Related Pooling and Servicing Agreements

MBIA Securitizations	Related Pooling and Servicing Agreement
1. GreenPoint Manufactured Housing Trust Pass-Through Certificates, Series 1998-1
Pooling and Servicing Agreement, dated as of 11/1/1998, among Ditech Financial LLC (successor in interest to GreenPoint Credit Corp.) as Servicer; GreenPoint Credit Corp. as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The First National Bank of Chicago) as Trustee

2. GreenPoint Manufactured Housing Trust Pass-Through Certificates, Series 1999-1
Pooling and Servicing Agreement, dated as of 2/1/1999, among Ditech Financial LLC (successor in interest to GreenPoint Credit Corp.) as Servicer; GreenPoint Credit Corp. as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The First National Bank of Chicago) as Trustee

3. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 1999-3
Pooling and Servicing Agreement, dated as of 5/1/1999, among Ditech Financial LLC (successor in interest to GreenPoint Credit Corp.) as Servicer; GreenPoint Credit Corp. as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The First National Bank of Chicago) as Trustee

4. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 1999-6
Pooling and Servicing Agreement, dated as of 12/1/1999, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

5. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-2
Pooling and Servicing Agreement, dated as of 3/1/2000, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

6. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-3
Pooling and Servicing Agreement, dated as of 5/1/2000, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

Exhibit A-1
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MBIA Securitizations	Related Pooling and Servicing Agreement
7. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-5
Pooling and Servicing Agreement, dated as of 9/1/2000, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

8. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-7
Pooling and Servicing Agreement, dated as of 12/1/2000, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

Exhibit A-2
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EXHIBIT B
List of Insurance and Reimbursement Agreements

MBIA Securitizations	Related Insurance Agreement
1. GreenPoint Manufactured Housing Trust Pass-Through Certificates, Series 1998-1
Amended and Restated Master Insurance and Reimbursement Agreement, dated as of February 25, 1999, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by the Omnibus Amendment dated as of September 29, 1999, Omnibus Amendment No. 2, dated as of April 12, 2000, and the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

2. GreenPoint Manufactured Housing Trust Pass-Through Certificates, Series 1999-1
Master Insurance and Reimbursement Agreement, dated as of February 25, 1999, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and Bank Agent, as amended by that certain Schedule I thereto, dated as of dated as of March 18, 1999, the Omnibus Amendment dated as of September 29, 1999, Omnibus Amendment No. 2, dated as of April 12, 2000, and the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

3. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 1999-3
Master Insurance and Reimbursement Agreement, dated as of May 27, 1999, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by the Omnibus Amendment dated as of September 29, 1999, Omnibus Amendment No. 2, dated as of April 12, 2000, and the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

Exhibit B-1

725351871 17540267

MBIA Securitizations	Related Insurance Agreement
4. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 1999-6
Master Insurance and Reimbursement Agreement, dated as of December 16, 1999, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by Omnibus Amendment No. 2, dated as of April 12, 2000, and the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

5. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-2
Master Insurance and Reimbursement Agreement, dated as of March 23, 2000, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by Omnibus Amendment No. 2, dated as of April 12, 2000, and the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

6. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-3
Master Insurance and Reimbursement Agreement, dated as of May 18, 2000, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

Exhibit B-2

725351871 17540267

MBIA Securitizations	Related Insurance Agreement
7. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-5
Master Insurance and Reimbursement Agreement, dated as of September 27, 2000, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class R Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by the Amendment to Master Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

8. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-7
Insurance and Reimbursement Agreement, dated as of December 21, 2000, by and among MBIA Insurance Corporation, as Insurer, Green Tree Servicing LLC, as Servicer, GreenPoint Credit, LLC, as Seller, Capital One, National Association (successor by merger to North Fork Bank, as successor by merger to GreenPoint Bank), as Class It Certificateholder and LOC Issuer, and JPMorgan Chase Bank, National Association, successor by merger to Bank One, National Association, as Trustee and as Bank Agent, as amended by the Amendment to Insurance and Reimbursement Agreement, dated as of October 29, 2004, as further amended by the Omnibus Amendment to Insurance and Reimbursement Agreements, dated as of April 3, 2006

Exhibit B-3

725351871 17540267

EXHIBIT C
List of Other Securitizations

1. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-4
Pooling and Servicing Agreement, dated as of 9/1/2000, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

2. GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-6
Pooling and Servicing Agreement, dated as of 12/1/2000, among Ditech Financial LLC (successor in interest to GreenPoint Credit, LLC) as Servicer; GreenPoint Credit, LLC as Contract Seller; and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Bank One, National Association) as Trustee

Exhibit C-1
725351871 17540267

EXHIBIT D
List of Subservicing Transactions

1.
Pooling and Servicing Agreement, dated as of March 1, 2001, between GreenPoint Credit, LLC, as Contract Seller and Servicer, JPMorgan Chase Bank (as successor in interest to Bank One, National Association), as Trustee of the 2001- 1 Trust, and Wachovia Bank, National Association (as successor in interest to First Union National Bank), as co-trustee (GPC 2001-1)

2.
Pooling and Servicing Agreement, dated as of September 1, 2001, between GreenPoint Credit, LLC, as Contract Seller and Servicer, and JPMorgan Chase Bank (as successor in interest to Bank One National Association), as Trustee of the 2001- 2 Trust, and Wachovia Bank, National Association (as successor in interest to First Union National Bank), as co-trustee (GPC 2001-2)

3.	Servicing Agreement, dated as of April 1, 2001, between Beal Bank, SSB and GreenPoint Credit, LLC (Beal Servicing Agreement)

4.
Amended and Restated Standby Servicing Agreement, by and between GreenPoint Credit, LLC as Standby Servicer, and Wells Fargo Bank of Minnesota, National Association, as Trustee and Backup Servicer, dated as of December 1, 2000 (OW Trust Standby Servicing Agreement)

Exhibit D-1
725351871 17540267

EXHIBIT E
Sale Assistance

Capitalized terms used in this Exhibit E but not defined in this Agreement shall have the meanings set forth in the Interim Servicing Agreement.

1. Representations and Warranties and Indemnification

(a)    Ditech is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Ditech (i) is duly qualified, in good standing and licensed to carry on its business in each state where the related manufactured homes and mortgaged properties are located, and (ii) is in compliance with the laws of any such state to the extent necessary to service the manufactured housing contracts and related repossessed properties and to enforce the manufactured housing contracts in accordance with the terms thereof and (iii) Ditech had at all relevant times, full corporate power to own its property, to carry on its business as currently conducted, to service the manufactured housing contracts and related repossessed properties and to enter into and perform its obligations.

(b)    [Ditech is the sole owner and holder of the servicing rights with respect to the related manufactured housing contracts and related repossessed properties (the “Servicing Rights”) free and clear of any and all liens, pledges, charges, or security interests of any nature and it has good and marketable title and has full right and authority to transfer and assign the same.] The Servicing Rights are free and clear of any and all liens, pledges, charges, or security interests of any nature created by or through Ditech. Any subservicers or subcontractors with respect to the related manufactured housing contracts and related repossessed properties shall be terminated by the transfer date at Ditech’s sole cost and expense and Ditech has not assigned or transferred any of its rights to servicing compensation or servicing advances with respect to the manufactured housing contracts and related repossessed properties .

(c)    Ditech has serviced each of the related manufactured housing contracts and related repossessed properties in compliance with Applicable Law, the terms of the related manufactured housing contracts, the terms of the related [insert relevant prior and then current servicing agreements] and Accepted Servicing Practices.

(d)    The information delivered in writing by Ditech to Capital One with respect to Outstanding Advances and the servicing fields on the servicing data tape and the loan lists provided pursuant to Section 2(f) of this Exhibit E are true and correct in all material respects. For the avoidance of doubt, the parties acknowledge and agree that Ditech makes no representations or warranties with respect to the origination fields on any servicing data tape data or as to the documents actually contained in any custodial file.

____________________
1 Applicable to pre-clean-up call transactions.

Exhibit E-1

725351871 17540267

(e)    The servicing files with respect to each related manufactured housing contracts and related repossessed properties have been maintained by Ditech in accordance with Accepted Servicing Practices.

(f)    While each related manufactured housing contract (other than any manufactured housing contract which has been liquidated) has been serviced by Ditech, the mortgage or other security agreement has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related manufactured home and/or mortgaged property has not been released from the lien of the mortgage or other security agreement, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission, except as set forth in the servicing data tape and included in the related custodial file.

2. Assistance in Connection with Servicing Transfers

(a)    Upon request, Ditech shall provide loan level data tapes, loan performance reports, collateral exception reports and other information regarding the manufactured housing contracts or repossessed properties to the extent such information is in its possession.

(b)    Upon request, Ditech shall furnish a copy of its servicing transfer instructions and shall negotiate in good faith with the successor servicer to agree on servicing transfer instructions (either based upon Ditech’s servicing transfer instruction or, if requested, such successor servicer’ s servicing transfer instructions).     In connection therewith, upon request, Ditech shall deliver sample data and imaging formats to the successor servicer for mapping.

(c)    Ditech covenants and agrees, to the extent applicable to the related manufactured housing contracts and related repossessed properties, to complete any servicing transfer in accordance with the Consumer Financial Protection Bureau’s (“CFPB”) requirements, including, the requirements set forth in the CFPB’s Bulletin 2014-01 “Compliance Bulletin and Policy Guidance: Mortgage Services Transfers” (August 19, 2014) (“CFPB Bulletin 2014-01”) and the requirements of the Real Estate Settlement Procedures Act/Regulation X (12 CFR §1024.38(b)(4)) regarding the transfer of information during servicing transfers.

(d)    In connection with each servicing transfer, Ditech shall deliver the servicing file for each manufactured housing contract or repossessed property in electronic format (or a physical copy if that is all that Ditech has), to the successor servicer on the servicing transfer date.

(e)    In connection with each servicing transfer, if requested, Ditech shall assign any assignable tax and flood monitoring contracts for any applicable manufactured housing contract or repossessed property to the successor servicer and cancel any forced placed insurance for the related manufactured housing contracts immediately following the servicing transfer date.

(f)    In connection with each servicing transfer, Ditech shall promptly cause any collections received with respect to the manufactured housing contracts and repossessed properties received by it on and after the servicing transfer date to be promptly transmitted to the

Exhibit E-2

725351871 17540267

successor servicer and promptly forward to the successor servicer all future correspondence, notices and any other nonpayment items received by it with respect to each manufactured housing contract and repossessed property after the servicing transfer date.
(g)    Ditech shall timely prepare and timely file any and all necessary IRS Form 1098 and IRS Form 1099 tax reports with obligors and information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosure and abandonment of any manufactured home or mortgaged property or repossessed property and information returns relating to cancellation of indebtedness income with respect to any manufactured home or mortgaged property as required by Sections 6050H, 6050J and 6050P of the Code, in each case covering the period of Ditech’s servicing of the related manufactured housing contracts and repossessed properties.

(f)    Ditech shall deliver a loan list that sets forth each manufactured housing contract or related obligor, if applicable, that (i) is subject to the Servicemembers’ Civil Relief Act, (ii) is subject to an active or ongoing litigation, bankruptcy or foreclosure proceeding and (iii) has not maintained all hazard and flood insurance required to be maintained by the related manufactured housing contract and [insert relevant current servicing agreement].

3. Indemnity

Ditech shall indemnify [the successor servicer][Capital One] and defend and hold it harmless against any and all losses that arise in connection with Ditech’s failure to service the related manufactured housing contracts and repossessed properties pursuant to the terms of the [insert relevant prior and then current servicing agreements] and Accepted Servicing Practices.
All claims of liability shall, regardless of the form or cause of action, be limited to direct damages and in no event shall Ditech be liable to the [the successor servicer][Capital One] for any indirect, incidental, special, consequential (including, without limitation, damages attributed to lost profits, loss of goodwill, or business interruption) punitive and exemplary damages, even if Ditech has been advised of the possibility of such damages (except to the extent that [the successor servicer][Capital One] is liable for the foregoing pursuant to any third party claim against [the successor servicer][Capital One].

Exhibit E-3

725351871 17540267